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                                                                   EXHIBIT 23.06

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement of homestore.com, Inc. on Form S-1 of our report dated March 31, 1999, relating to the financial statements of MultiSearch Solutions, Inc. which appear in such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California

July 23, 1999